UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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NDCHEALTH CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NDCHEALTH CORPORATION

NDC PLAZA

ATLANTA, GEORGIA 30329-2010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of NDCHealth Corporation, a Delaware corporation (the “Company”), will be held at the Four Seasons Hotel, 75 14th Street, Atlanta, Georgia, 30309 on October 28, 2004, at 10:00 a.m. EDT for the following purposes:

1.	To elect three directors in Class III to serve until the annual meeting of stockholders in 2007;

2.	To approve the NDCHealth Corporation 2005 Incentive Plan;

3.	To consider a stockholder proposal that is expected to be presented at the Annual Meeting; and

4.	To transact any other business that may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on September 3, 2004 are entitled to vote at the Annual Meeting. You may vote your shares by using the Internet, the telephone or by completing and returning the enclosed proxy card. You may also vote in person if you attend the Annual Meeting.

YOUR VOTE IS IMPORTANT

Submitting your proxy does not affect your right to vote in person if you attend the meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy by using the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible, regardless of whether or not you expect to attend the Annual Meeting to ensure your representation at the Annual Meeting. You may revoke your proxy at any time before its exercise by delivering written notice to the Company’s Secretary, Randolph L. M. Hutto, at the above address, by submitting a later dated proxy, or by appearing at the Annual Meeting to vote in person.

When you submit your proxy, you authorize Walter M. Hoff or Randolph L.M. Hutto or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions, and to vote on any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors

RANDOLPH L.M. HUTTO
Secretary

Dated: September     , 2004

September     , 2004

NDCHEALTH CORPORATION

NDC PLAZA

ATLANTA, GEORGIA 30329-2010

PROXY STATEMENT

Introduction

This Proxy Statement is being furnished to solicit proxies on behalf of our Board of Directors for use at the Annual Meeting, and at any adjournments or postponements thereof. The Annual Meeting will take place at the Four Seasons Hotel, 75 14th Street, Atlanta, Georgia 30309 on October 28, 2004, at 10:00 a.m. EDT for the following purposes:

1.	To elect three directors in Class III to serve until the annual meeting of stockholders in 2007;

2.	To approve the NDCHealth Corporation 2005 Incentive Plan;

3.	To consider a stockholder proposal expected to be presented at the Annual Meeting; and

4.	To transact any other business that may properly come before the Annual Meeting, or any adjournments thereof.

This Proxy Statement and the accompanying materials are being mailed to stockholders on or about September 14, 2004.

Quorum and Voting

Voting Stock. Pursuant to the Company’s Certificate of Incorporation, only the common stock, $.125 par value per share (the “Common Stock”), may be voted at the Annual Meeting. Holders of Common Stock on the record date are entitled to one vote per share of Common Stock. Stockholders of record on the record date may vote by using the Internet, by telephone, or by mail as described below. Stockholders of record may also attend the Annual Meeting and vote their shares in person.

Record Date. Only those holders of Common Stock of record at the close of business on September 3, 2004 are entitled to vote at the Annual Meeting. On that date, there were                      shares of Common Stock issued and outstanding, held by approximately                      stockholders of record. These holders are entitled to one vote per share of Common Stock.

Quorum. In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a “Quorum”), either in person or represented by proxy. For the purpose of determining the presence of a Quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Voting Options. Proposal 1, the election of three directors in Class III, will require the affirmative vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. With respect to Proposal 1, stockholders may vote “for” the nominees or may “withhold authority” to vote for any one or more of the nominees. Because Proposal 1 will require the affirmative vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present, a “withhold authority,” and a broker non-vote, if any, will have no effect on the outcome of the election of directors because there are three nominees for the three director positions being voted upon.

Proposal 2, the approval of the NDCHealth Corporation 2005 Incentive Plan, will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. With respect to Proposal 2, the approval of the NDC Health Corporation

2005 Incentive Plan, stockholders may vote “for,” vote “against,” or “abstain” from voting on the proposal. Because Proposal 2 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present, an abstention will have the same effect as a vote “against,” but a broker non-vote will not be counted as entitled to vote and will have no effect on the outcome of Proposal 2.

Proposal 3, the approval of a stockholder proposal (the “Stockholder Proposal”) expected to be presented at the Annual Meeting will require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present. With respect to Proposal 3, the approval of the Stockholder Proposal, stockholders may vote “for,” vote “against,” or “abstain” from voting on the proposal. Because the Stockholder Proposal will require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present, an abstention will have the same effect as a vote “against,” but a broker non-vote will not be counted as entitled to vote and will have no effect on the outcome of Proposal 3.

Default Voting. When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE (1) VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, (2) VOTED FOR APPROVAL OF THE 2005 INCENTIVE PLAN, (3) NOT VOTED WITH RESPECT TO THE STOCKHOLDER PROPOSAL, AND (4) VOTED IN THE BEST JUDGMENT OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Methods of Voting. You may vote by using the Internet. The address of the web site for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on October 27, 2004. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been recorded properly. If you chose to vote using the Internet, you do not need to return any proxy card.

You may also vote by using the telephone. To vote by phone, call the toll-free number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on October 27, 2004. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions were recorded properly. If you chose to vote by telephone, you do not need to return any proxy card.

You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

The method you use to vote will not impact your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out at the Annual Meeting to anyone who wants to vote in person. If you hold shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record of your shares in order to be able to vote in person at the Annual Meeting.

Revocation of a Proxy. A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a valid proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation should be addressed as follows: NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329-2010, Attention: Randolph L.M. Hutto, Secretary.

Adjourned Meeting. If a Quorum is not present, the meeting may be adjourned or postponed by those stockholders who are represented. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time, unless the adjournment delays the Annual Meeting by more than thirty days from its intended date or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case timely notice of the adjourned meeting will be provided to the stockholders entitled to vote at that meeting. An adjournment will have no effect on the business to be conducted.

PROPOSAL 1.    ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of nine members. As specified in the Company’s Restated Certificate of Incorporation, the number of directors constituting the whole Board is fixed by a vote of the majority of the whole Board.

The Board of Directors is divided into three classes, with the term of office of each class ending in successive years. The terms of office of directors in Class I and Class II expire at the 2005 and 2006 annual meetings of stockholders, respectively. The terms of the three directors in Class III, Ms. Veronica Biggins, Ms. Terri Dial and Mr. Kurt Landgraf, expire at the Annual Meeting.

The stockholders are being asked to vote on the election to Class III of Ms. Biggins, Ms. Dial and Mr. Landgraf, to serve a term of three years, to expire at the 2007 annual meeting of the stockholders. Ms. Biggins currently serves as Chair of the Compensation Committee, and Mr. Landgraf currently serves as Chair of the Audit Committee, each having been appointed to his or her respective position by the Governance and Nominating Committee and the Board in July 2003.

Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class III directors will be elected to hold office until the annual meeting of stockholders in 2007 or until a successor has been duly elected and qualified. In the event that a nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as the designated proxies may select.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF EACH OF THE NOMINEES.

Certain Information Concerning the Nominees and Other Directors

The following table sets forth the names of the nominees for Class III directorships and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and their employers for at least the past five years, and any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any company registered as an investment company under the Investment Company Act of 1940. For information concerning membership on committees of the Board, see “Other Information About the Board and Its Committees” below.

NOMINEES FOR CLASS III DIRECTOR

Term to Expire at 2007 Annual Meeting

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
J. Veronica Biggins (57)	October 1995

Director of the Company

Senior Partner, Heidrick & Struggles International, Inc. (since 1995); Assistant to the President of the United States (1994-1995); Executive Vice President, NationsBank of Georgia (1973-1994); Director of Kaiser Foundation Health Plan of Georgia, Inc., Avnet, Inc., and AirTran Airways.

Terri A. Dial (54)	June 2001

Director of the Company

Retired Chairperson of the Board and Chief Executive Officer, Wells Fargo Bank; Group Executive Vice President and member of the management committee of Wells Fargo & Co. (1998-2001); Vice Chairman, Retail Banking, and member of office of Chairman, Wells Fargo & Co. (1996-1998); Director of Blue Shield of California, Onyx Software Corporation, and Look Smart.

Kurt M. Landgraf (57)	July 2001

Director of the Company

President and Chief Executive Officer, Educational Testing Service (since 2000); Executive Vice President and Chief Operating Officer, E.I. DuPont de Nemours & Company (1998-2000); Chairman, DuPont Europe (1997-2000) and The DuPont Pharmaceutical Company (1997-2000); Executive Vice President, DuPont U.S. (1997-1998); Chief Financial Officer, E.I. DuPont de Nemours & Company (1996-1997); Director of IKON Office Solutions and aaiPharma Inc.; Chairman of Capstar.

MEMBERS OF THE BOARD OF DIRECTORS

CONTINUING IN OFFICE

Class I

Term to Expire at 2005 Annual Meeting

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Laurie H. Glimcher, M. D. (53)	December 2003

Director of the Company

Irene Heinz Given Professor of Immunology (since 1990); Professor of Medicine and Professor of Immunology at Harvard Medical School (since 1991) and a Senior Physician, Brigham and Women’s Hospital, Boston, Massachusetts (since 1999); Director of Bristol-Myers Squibb Co. and Waters Corporation.

James F. McDonald (64)	June 2000

Director of the Company

Chairman of the Board of Scientific-Atlanta, Inc. (since November 2000); President and Chief Executive Officer, Scientific-Atlanta, Inc. (since July 1993); Director of Scientific-Atlanta, Inc., Burlington Resources, Inc., and Mirant Corporation.

Jeffrey P. Koplan, M.D. (59)	July 2002

Director of the Company

Vice President for Academic Health Affairs, Woodruff Health Sciences Center of Emory University (since April 2002); Director of the Centers for Disease Control and Prevention (CDC) and Administrator of the Agency for Toxic Substances and Disease Registry (ATSDR) (1998-2002); President, Prudential Center for Health Care Research (1994-1998).

MEMBERS OF THE BOARD OF DIRECTORS

CONTINUING IN OFFICE

CLASS II

Term to Expire at 2006 Annual Meeting

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Walter M. Hoff (52)	December 2000; Chairman since October 2002

Chairman of the Board of Directors

Chairman of the Board of the Company (since October 2002); Chief Executive Officer of the Company (since February 2001); President of the Company (February 2001 through March 2004); Chief Executive Officer, NDC Health Information Services (August 1998-January 2001); Director of Metris Companies, Inc.

Steven J. Shulman (53)	December 2003

Director of the Company

Chief Executive Officer, Magellan Health Services (since December 2003); Chairman and Chief Executive Officer, Internet HealthCare Group ( September 1999 to December 2002). Director of Magellan Health Services.

Neil Williams (68)	April 1977

Lead Director of the Company (since October 2002)

Retired General Counsel, AMVESCAP PLC, Atlanta (September 1999- December 2002); Partner, Alston & Bird LLP, Atlanta (prior to October 1999; Managing Partner from 1989-1996); Director of Printpack, Inc. and Acuity Brands, Inc. and Trustee of The Duke Endowment.

Code of Ethics We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at “www.ndchealth.com” under “Investor Relations.” A copy of the Code of Business Conduct and Ethics will be provided, free of charge, upon written request of any stockholder addressed to NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329-2010, Attention: Investor Relations. In the event that we amend or waive any of the provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we intend to disclose the same on our website at “www.ndchealth.com” under “Investor Relations.”

Other Information About the Board and Its Committees

Meetings and Compensation. During the fiscal year ended May 28, 2004, the Company’s Board of Directors held 13 meetings and took action by unanimous written consent on five other occasions. All incumbent directors attended 75% or more of the combined total of the Board of Directors’ meetings and meetings of the committees on which they served. During fiscal year 2004, the Company’s policy regarding the compensation of directors was to pay directors who are not also employees of the Company an annual retainer of $30,000, part of which was payable in shares of Common Stock of the Company pursuant to the terms of the 2002 Non-Employee Directors Compensation Plan described below, plus $1,000 per meeting attended, $20,000 in restricted stock, and an option to purchase shares of Common Stock having a fair market value equal to $125,000 as of the day immediately following the annual meeting of stockholders. A non-employee director who served as Chairman or Lead Director of the Board received an annual retainer of $60,000, part of which was paid in shares of the Company’s Common Stock, plus $1,000 per meeting attended. Each member of the Audit, Compensation, and Governance and Nominating Committees received $1,000 per committee meeting attended (plus an additional $10,000 annual cash retainer for the Chairman of each such committee), in addition to his or her other compensation as a director.

In fiscal year 2003, the Board of Directors adopted Corporate Governance Guidelines providing that the Board of Directors annually assess the performance of the Board and each of its committees. In early fiscal year 2005, the Board conducted a formal self-assessment which included an evaluation of the Board, each committee, each individual director and the Lead Director in his capacity as such, by each Board member. Also, as a part of the nominating process, the Governance and Nominating Committee evaluated each incumbent director whose term is set to expire at the 2004 Annual Meeting.

2002 Non-Employee Directors Compensation Plan. During fiscal year 2004, the Company maintained the NDCHealth Corporation 2002 Non-Employee Directors Compensation Plan (the “2002 Directors Plan”). The 2002 Directors Plan is a formula plan pursuant to which our non-employee directors receive cash, shares of stock or deferred stock rights in payment of their annual retainer, plus an annual grant of stock options and, beginning in fiscal 2004, restricted stock. In addition, members receive additional fees in the amount of $1,000 per Board and Committee meeting attended. The annual retainer is normally paid 50% in cash and 50% in shares of Common Stock of the Company at the beginning of each fiscal year, in an amount set from time to time by the Board. Directors may irrevocably elect, prior to the beginning of each fiscal year, to defer receipt of that fiscal year’s annual retainer in the form of “deferred stock rights,” that are payable in Common Stock at a designated future date based on the fair market value of our Common Stock on such date. Directors may make this election as to 0%, 50% or 100% of the annual retainer. Mr. Landgraf elected to take 100% of his 2004 annual retainer in the form of deferred stock rights and Ms. Dial elected to take 50% of her annual retainer in the form of deferred stock rights. Under the 2002 Directors Plan, each non-employee director also receives an annual option to purchase that number of shares of Common Stock having a fair market value equal to $125,000 as of the day immediately following the annual meeting of stockholders. These options are granted under the 2000 Long-Term Incentive Plan, have an exercise price equal to the fair market value of the Common Stock at the date of the grant and expire ten years after the date of the grant. In May 2003, the Compensation Committee approved that the vesting schedule of the options granted under the 2000 Long-Term Incentive Plan be reduced from five years to four years, which the Committee believed to be more in line with current practices in other companies. Upon Dr. Glimcher’s and Mr. Shulman’s appointment to the Board in December 2003, each received options for 3,643 shares of Common Stock at an exercise price of $25.74, reflecting a prorated portion of the annual grant for fiscal 2004. On October 24, 2003, options were granted pursuant to the 2002 Directors Plan under the 2000 Long-Term Incentive Plan to each of the non-employee directors then in office for 5,086 shares of Common Stock at an exercise price per share of $24.58.

2004 Non-Employee Directors Compensation Plan. On May 14, 2004, the Governance and Nominating Committee of the Board of Directors, upon the recommendation of the Compensation Committee, adopted the 2004 Non-Employee Directors Compensation Plan (the “2004 Directors Plan”), replacing the 2002 Plan beginning with fiscal year 2005. The 2004 Directors Plan is a formula plan pursuant to which non-employee directors receive cash in payment of their base annual retainer and any supplemental annual retainer, plus an annual grant of restricted stock units. In addition, members receive additional fees in the amount of $1,000 per Board and Committee meeting attended. Shares issued in accordance with the 2004 Directors Plan are granted, and reduce the number of shares available for future grant, under our 2000 Long-Term Incentive Plan, which was approved by our stockholders at the 1999 annual meeting, or under any successor equity compensation plan that is approved by our stockholders. The base annual retainer is paid in cash at the beginning of each fiscal year, in an amount set by the Board of Directors from time to time. Until changed by the Board, the amount of the annual retainer is $25,000. The supplemental annual retainer is paid in cash at the beginning of each fiscal year to each member of the Board of Directors who serves as the chair or as a member of any committee of the Board in an amount set by the Board of Directors from time to time. Until changed by the Board, the current supplemental annual retainer is as follows:

Committee	Chair	Non-Chair Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Governance and Nominating Committee	$10,000	$5,000

The 2004 Directors Plan also provides for a supplemental annual retainer for service as the lead director in addition to the base annual retainer and any supplemental annual retainer for service on a committee of the Board. The lead director supplemental annual retainer is payable at the beginning of each fiscal year in an amount established by the Board from time to time. Until changed by the Board, the amount of the lead director supplemental annual retainer is $40,000, payable 50% in cash and 50% in unrestricted shares of the Company’s common stock, based on the fair market value of per share of the common stock on June 1 of the applicable plan year. A non-employee director may irrevocably elect, prior to the beginning of each plan year, to defer receipt of that fiscal year’s annual base retainer, annual supplemental retainer or annual supplemental lead director retainer in the form of “deferred stock units”, that are payable in common stock at a designated future date, not less than two years after the date of the deferral election or thirty days after the directors’ termination of service as a director of the Company. The number of deferred stock units is equal to the dollar amount deferred divided by the fair market value of the Company’s common stock on June 1 of the plan year for which the deferral is elected. Directors may make this election to defer receipt as to 0% or 100% of his or her base annual retainer, 0% or 100% of his or her supplemental annual retainer for committee service, and 0%, 50% or 100% of his or her supplemental annual retainer for service as the lead director. In addition to the annual retainers, commencing with the 2004 annual meeting of stockholders, the Directors will receive an annual grant of 3,500 restricted stock units. The restricted stock units vest on the earlier of six months from the grant date or termination of the director’s service by reason of his or her death, disability or retirement. If the director’s service is terminated prior to the date that is six-months following the date of grant for any reason other than death, disability or retirement, the restricted stock units are forfeited. Receipt of restricted stock units may be deferred through an election to receive deferred stock units, payable at a designated date, not less than two years after the date of the deferral election or thirty days after the directors’ termination of service as a director of the Company. The number of deferred stock units is equal to the number of restricted stock units deferred and deferred stock units are subject to the same restrictions and vesting requirements.

Non-Employee Director Retirement Benefits. Non-employee directors who were initially elected to the Board of Directors prior to January 1, 1995 are also eligible for certain retirement benefits. Each such non-employee director with five or more years of service to the Company as a director is entitled to receive a retirement benefit on the later of (a) the first day of the month on or after his or her seventieth birthday, or (b) his or her retirement date. The retirement benefit will generally continue annually thereafter for the lesser of (i) the number of years equal to the number of years the individual served as a director or (ii) ten years. In the case of non-employee directors with greater than ten years service as a director on the effective date of the retirement plan (December 18, 1991), however, the retirement benefit will continue for fifteen years. Retirement benefits may be paid to a retired director prior to his/her attaining age 70 if the retired director is at least age 60, with not less than ten years of service as a director. The retirement benefit will be calculated from a base amount equal to the annual retainer for non-employee directors in effect on the date of a director’s retirement. The retired director would receive as the retirement benefit 50% of the base amount plus 10% for each year of service, up to 100% of the base amount for ten years’ service. There are currently three former directors who receive benefits under the retirement plan. As of August 1, 2004, the only remaining non-employee director eligible for retirement benefits was Mr. Williams, who had 27 5/12 years of service as a director for purposes of the retirement plan. On             , 2004, the Directors retirement plan was amended to limit the base amount for calculation of the retirement benefit to $60,000.

Director Independence. In July, 2004, the Board of Directors reviewed and analyzed the independence of each director within the meaning of the listing standards of the New York Stock Exchange. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board and its committees. During this review, the Board examined transactions and relationships between directors or their affiliates and the Company or its management. As a result of this review, the Board of Directors affirmatively determined that all directors, other than Mr. Hoff, are independent and that each member of the Audit, Compensation and Governance and Nominating Committees is independent for purposes of serving on such committees.

Committees. The Company’s Board of Directors has a standing Audit Committee, Compensation Committee and Governance and Nominating Committee. Each committee annually reviews its own performance pursuant to its charter and the Corporate Governance Guidelines of the Company. Certain information regarding the functions of the Board’s Committees and their present membership is provided below.

Audit Committee. The Company’s Board of Directors has an Audit Committee currently composed of Mr. Landgraf (Chair), Mr. Shulman and Mr. Williams, each of whom has been affirmatively determined by the Board to be independent within the meaning of the listing standards of the New York Stock Exchange and none of whom serves simultaneously on the audit committee of more than three public companies. On March 19, 2003, the Audit Committee approved and recommended for adoption by the Board an Amended and Restated Audit Committee Charter, containing certain amendments and clarifications it deemed advisable in light of current and proposed changes to applicable regulations of the Securities and Exchange Commission and the New York Stock Exchange. Certain minor amendments to the Amended and Restated Charter were approved by the Committee on July 8, 2004. The Amended and Restated Charter, which is attached to this proxy statement as Appendix A and can also be accessed at the Company’s web site, www.ndchealth.com under “Investor Relations,” was approved by the full Board of Directors on July 8, 2004. Pursuant to its Amended and Restated Charter, the Audit Committee is responsible for the appointment, dismissal, compensation and oversight of the Company’s independent auditors, including the engagement of auditors for the next fiscal year, for reviewing with the independent auditors and approving the plan of the auditing engagement, for reviewing with the independent auditors the results of their audit, for reviewing the scope and results of evaluation of the Company’s procedures for internal auditing, for inquires as to the adequacy of the Company’s internal accounting controls, for approving audit and non-audit services to be provided to the Company by the independent auditors, and for overseeing compliance matters for the Company. The Audit Committee also reviews with financial management and the independent auditors the Company’s annual report on Form 10-K and the interim financial statements prior to the filing of the Company’s quarterly reports on Form 10-Q. During the fiscal year ended May 28, 2004, the Audit Committee held ten meetings, each of which was separate from regular Board meetings. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee of the Board of Directors is currently composed of Ms. Biggins (Chair), Ms. Dial, Dr. Glimcher, Dr. Koplan and Mr. McDonald, each of whom has been affirmatively determined by the Board of Directors to be independent within the meaning of the listing standards of the New York Stock Exchange. On March 19, 2003, the Compensation Committee approved and recommended for adoption by the Board an Amended and Restated Compensation Committee Charter, containing certain amendments and clarifications it deemed advisable in light of current and proposed changes to applicable regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Amended and Restated Charter, which can be accessed at the Company’s web site, www.ndchealth.com under “Investor Relations”, was approved by the full Board of Directors on March 19, 2003. Pursuant to its Charter, the Compensation Committee reviews and determines levels of compensation and performance criteria for the Company’s executive officers and administers the Company’s various stock option, salary, incentive and benefit plans. The Committee also reviews and approves corporate goals and objectives relevant to compensation of the Chairman and the Chief Executive Officer, evaluates the performance of the Chairman and the Chief Executive Officer in light of the respective goals, and sets the compensation of the Chairman and the Chief Executive Officer based on such evaluations. During the last fiscal year, the Compensation Committee held five meetings, all of which were separate from regular Board meetings.

Governance and Nominating Committee. The Board of Directors also has a Governance and Nominating Committee currently composed of Mr. McDonald (Chair), Ms. Biggins, Ms. Dial, Dr. Glimcher, Dr. Koplan, Mr. Landgraf, Mr. Shulman and Mr. Williams, each of whom has been affirmatively determined by the Board to be independent within the meaning of the listing standards of the New York Stock Exchange. The Amended and Restated Charter of the Governance and Nominating Committee, which can be accessed at the Company’s web site, www.ndchealth.com under “Investor Relations,” was approved by the Board of Directors on March 19, 2003. Pursuant to its Charter, the Governance and Nominating Committee is responsible for advising the Board of Directors on all Board governance matters, including recommending the composition, role, structure and governance procedures of the Board; recommending the appointment, composition and responsibilities of Board Committees; approving directors’ compensation based on Compensation Committee recommendations; and leading the Board in evaluating and assessing the performance of the Board and its committees. The Committee is also responsible for identifying, evaluating and recommending to the Board candidates for membership on the Board. It is the Board’s policy to consider recommendations by directors or senior management, but currently not to consider candidates recommended by other security holders and no such recommendations have been received from stockholders during fiscal 2004. While the Board is responsible for selecting its own nominees and recommending them for election by the stockholders, the Board has delegated the screening process to the Governance and Nominating Committee in consultation with the Chairman and Chief Executive Officer. The Governance and Nominating Committee annually reviews with the Board the appropriate experience, skills and characteristics required of Board members. In accordance with the Company’s Corporate Governance Guidelines, candidates for Board membership are assessed in light of perceived needs of the Board at the time, issues of experience, judgment, diversity and skills, such as experience and understanding of the Company’s markets, customers and technologies, accounting and financial experience, etc. Candidates are also assessed in light of the Board’s expectation that Board members will actively participate in meetings of the Board and any committees of the Board on which the candidate may be asked to serve. The Committee evaluates a candidate’s independence from the Company’s management and key suppliers and service providers, and the effect of any relationship that might impair independence. The Committee may determine from time to time to retain a search firm or consultant to assist in the identification and evaluation of potential candidates for membership on the Board. This Committee met six times during fiscal year 2004. Early in fiscal year 2003, the Governance and Nominating Committee recommended, and the Board of Directors approved, the designation from time to time of a non-management member of the Board to serve as Lead Director. The Lead Director’s duties include serving as chair for all executive sessions of the non-management directors; communicating to the CEO the results of non-management executive Board sessions; determining, in conjunction with the Chairman of the Board, the agenda for all Board meetings; and such other duties as the Board may from time to time determine. Mr. Williams was initially appointed by the Board to serve in this capacity, effective immediately following the 2002 Annual Meeting, and was reappointed on July 8, 2004 to serve in such capacity for the 2005 fiscal year.

Corporate Governance

NDCHealth’s Governance Attributes	Status
BOARD AND COMMITTEE MAKEUP
NDCHealth exceeds the NYSE requirement that a majority of directors be independent	Eight of nine directors are independent directors under the NYSE rules. The current Chairman and CEO is the only inside director.

NDCHealth has an independent lead director, Mr. Neil Williams, a long-time board member.

As lead director, Mr. Williams:

Chairs the executive sessions of the board, which are held at every board meeting with only independent directors present

Reviews, along with the CEO and Governance and Nominating Committee, the board meeting agendas.

Director attendance exceeded 75% at board and committee meetings.	Each director attended at least 75% of board and committee meetings. It is NDCHealth’s policy to encourage the attendance of all directors at all board and committee meetings and at the annual meeting of stockholders. 100% of the directors attended the 2003 Annual Meeting.

NDCHealth complies with NYSE rules that the members of the Audit, Compensation and Governance and Nominating Committees be independent.	Audit, Compensation and Governance and Nominating Committees are each composed entirely of independent directors.

Each Committee of the Board has adopted charters governing its activities and the Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics.	See NDCHealth’s website, “www.ndchealth.com”, under “Investor Relations” for NDCHealth’s Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics.

COMPENSATION—DIRECTORS
Director Compensation	Upon the recommendation of the Compensation Committee, the Governance and Nominating Committee will consider changes in the form and amount of compensation of directors. Directors are compensated currently under the 2004 Non-Employee Directors Compensation Plan, described below.

COMPENSATION—CEO
A significant portion of the CEO’s compensation is tied to financial performance metrics.	The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the CEO’s compensation. The Committee evaluates the CEO’s performance in light of those goals and objectives and determines the CEO’s compensation based on that evaluation. The Committee also sets the CEO’s bonus opportunity, which comprises approximately % of the CEO’s cash compensation potential, based on specific performance metrics determined annually.

COMPENSATION—EXECUTIVE OFFICERS	Pursuant to its charter, the Compensation Committee is charged with developing compensation packages that effectively compensate executive officers in a manner consistent with the compensation and benefits strategy of the Company, internal equity considerations and competitive practice. The Committee reviews and approves the individual elements of total compensation and benefits and recommends the compensation and benefits to the Board for approval.

NDCHealth’s Governance Attributes	Status
COMPENSATION—GENERAL	In accordance with its Charter, the Compensation Committee reviews the Company’s compensation and benefits strategy to foster incentives and reward employees for contributions to the Company’s performance, as well as to align compensation and benefits strategy with Company objectives and stockholder interests. The Compensation Committee has delegated to the Chair of the Committee and to the CEO the authority to review and approve the individual elements of total compensation for non-executive officer employees of the Company, subject to periodic updates to the full Committee.

GOVERNANCE RATINGS	The Governance and Nominating Committee annually leads the Board in an assessment of the performance of Board, each Committee of the Board, and each individual Director. The assessment looks at the Board’s, each Committee’s and each director’s contribution and areas in which the Board and management believe a better contribution is possible. The purpose of such assessments is to increase the effectiveness of the Board, its Committees and its members.

AUDIT COMMITTEE FINANCIAL EXPERT	As required by the SEC, the Board of Directors has determined that there is at least one Audit Committee Financial Expert serving on the Audit Committee. The Board has determined that Kurt Landgraf, the Chair of the Audit Committee, is an Audit Committee Financial Expert.

Board Communications with Stockholders. Stockholders and other parties interested in communicating directly with the Lead Director or with the non-management directors as a group may do so by writing to Lead Director, NDCHealth Corporation, NDC Plaza, Atlanta, Georgia, 30329-2010. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or any committee of the Board or that he or she otherwise determines requires the Board’s attention. Directors may review at any time a log of all correspondence received the Company that is addressed to the Lead Director and may request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department or the Audit Committee.

Common Stock Ownership of Management

The following table sets forth information as of August 13, 2004, with respect to the beneficial ownership of Common Stock by the nominees to the Board, directors of the Company, each of the Named Executive Officers named in the Summary Compensation Table, and the 14 persons, as a group, who are current directors and/or executive officers of the Company.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
Lee Adrean	-0-	(2)	*
J. Veronica Biggins	50,473	(3)	*
Terri A. Dial	6,933	(4)	*
Laurie H. Glimcher, M.D.	631	(5)	*
Walter M. Hoff	531,138	(6)	*
Randolph L.M. Hutto	102,663	(7)	*
Jeffrey P. Koplan, M.D.	2,332	(8)	*
Kurt M. Landgraf	9,776	(9)	*
James F. McDonald	7,668	(10)	*
Charles W. Miller	189,221	(11)	*
E. Christine Rumsey	83,454	(12)	*
Steven J. Shulman	631	(13)	*
Neil Williams	87,767	(14)	*
All current Directors and Executive Officers as a Group (14 individuals)	1,072,687	(15)	[	]%

*	Less than one percent. On August 13, 2004, [ ] shares of Common Stock of the Company were outstanding.

(1)	The number of shares and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and investment power over the shares, unless otherwise indicated. Shares underlying stock options that are exercisable within 60 days are deemed to be outstanding for the purpose of computing the outstanding shares owned by that particular person and by the group but are not deemed outstanding for other purposes.

(2)	Mr. Adrean received 100,000 restricted stock units on May 11, 2004. The restricted stock units vest 33% per year in each of 2005, 2006 and 2007 and 22,220 of such units are subject to an election to defer such vesting until the earlier of (i) July 20, 2010, or (ii) the later of the date on which Mr. Adrean ceases to be an employee of the Company or its subsidiaries or the date up to one year after such termination as is necessary to avoid tax penalties related to the timing of payouts from deferred compensation plans to key employees. The restricted stock units do not give Mr. Adrean any rights as a stockholder unless and until the units are actually converted into shares of Common Stock and such shares are issued.

(3)	This number includes 44,840 shares of Common Stock as to which Ms. Biggins has the right to acquire beneficial ownership and 655 shares of restricted stock over which Ms. Biggins currently has only sole voting power.

(4)	This number includes 1,070 shares of Common Stock as to which Ms. Dial has the right to acquire beneficial ownership and 655 shares of restricted stock over which Ms. Dial currently has only sole voting power.

(5)	This number includes 324 shares of restricted stock over which Dr. Glimcher currently has only sole voting power.

(6)	This number includes 342,464 shares of Common Stock as to which Mr. Hoff has the right to acquire beneficial ownership and 111,570 shares of restricted stock over which Mr. Hoff currently has only sole voting power.

(7)	This number includes 76,373 shares of Common Stock as to which Mr. Hutto has the right to acquire beneficial ownership and 24,626 shares of restricted stock over which Mr. Hutto currently has only sole voting power.

(8)	This number includes 205 shares of Common Stock as to which Dr. Koplan has the right to acquire beneficial ownership, and 655 shares of restricted stock over which Dr. Koplan currently has only sole voting power.

(9)	This number includes 1,070 shares of Common Stock as to which Mr. Landgraf has the right to acquire beneficial ownership, 655 shares of restricted stock over which Mr. Landgraf currently has only sole voting power, and 4,240 deferred stock rights to be settled in shares of Common Stock no later than 30 days after Mr. Landgraf’s termination of services as a director for any reason. See “2002 Non-Employee Director Compensation Plan” and “2004 Non-Employee Directors Compensation Plan.”

(10)	This number includes 4,320 shares of Common Stock as to which Mr. McDonald has the right to acquire beneficial ownership and 655 shares of restricted stock over which Mr. McDonald currently has only sole voting power.

(11)	This number includes 135,805 shares of Common Stock as to which Mr. Miller has the right to acquire beneficial ownership and 29,070 shares of restricted stock over which Mr. Miller currently has only sole voting power.

(12)	This number includes 61,302 shares of Common Stock as to which Ms. Rumsey has the right to acquire beneficial ownership and 10,979 shares of restricted stock over which Ms. Rumsey currently has only sole voting power.

(13)	This number includes 324 shares of restricted stock over which Mr. Shulman currently has only sole voting power.

(14)	This number includes 44,840 shares of Common Stock as to which Mr. Williams has the right to acquire beneficial ownership, 655 shares of restricted stock over which Mr. Williams currently has sole voting power only and 1,549 deferred stock rights to be settled in shares of Common Stock no later than 30 days after Mr. Williams’ termination of service as a director for any reason. See “2002 Non-Employee Director Compensation Plan” and “2004 Non-Employee Directors Compensation Plan.”

(15)	This number includes 712,289 shares of Common Stock as to which the current directors and executive officers, as a group, have the right to acquire beneficial ownership, 176,115 shares of restricted stock over which the beneficial owners have only sole voting power, and 5,789 deferred stock rights to be settled in shares of Common Stock no later than 30 days after termination of service as a director of the directors holding such rights.

Common Stock Ownership by Certain Other Persons

The following table sets forth certain information as to the Common Stock of the Company beneficially owned as August 26, 2004 by each person who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock. The table reflects information presented in each such person’s Schedule 13D/G (and amendments thereto, if any) as filed with the Securities and Exchange Commission (the “Commission”) and provided to the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Liberty Wanger Asset Management, L.P. (2) WAM Acquisition GP, Inc. Liberty Acorn Trust 227 West Monroe Street, Suite 3000 Chicago, IL 60606	4,087,100	11.3%

MMI Investments, L.P. (3) 152 West 57th Street New York, NY 10019	3,501,900	9.7%

Westfield Capital Management Company, LLC. (4) One Financial Center, 23rd Floor Boston, MA 02111-2621	2,711,446	7.5%

(1)	Percent of Class is with respect to shares of Common Stock outstanding on August 20, 2004 (36,081,294 shares).

(2)	Based on Amendment No. 7 to the Schedule 13G dated February 13, 2004 filed by Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Liberty Acorn Trust. Liberty Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. have shared voting and shared dispositive power with respect to all shares. Liberty Acorn Trust has shared voting and shared dispositive power with respect to 4,087,100 shares.

(3)	Based on Amendment No. 5 to the Schedule 13D dated August 26, 2004, filed by MMI Investments, LP.

(4)	Based on Form 13F-HR filed on April 7, 2004 by Westfield Capital Management Company, LLC.

Report of the Compensation Committee

Decisions regarding compensation and stock-based plans are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation for the Company’s executive officers are made by the Compensation Committee and then presented to the full Board for approval. Decisions of the Compensation Committee related to stock-based plans with respect to the Company’s officers and directors are made solely by the Committee.

The Company’s primary objective in designing and implementing its compensation programs is to maximize stockholder value over time through alignment of employee performance with business goals and strategies that serve stockholders’ interests. The overall goal of the Compensation Committee is to develop executive and employee compensation and equity-based programs and benefits that are consistent with and linked to the Company’s strategic and annual business objectives. During fiscal year 2004, the Compensation Committee engaged an independent executive compensation consulting firm to review and make recommendations with respect to the Company’s executive compensation program. The Compensation Committee also has responsibility for employee compensation and benefits.

Executive Compensation Philosophy

The Compensation Committee meets at least annually to review the levels and types of compensation established for the Company’s executive officers during the prior year and to establish levels and types of compensation for executive officers for the current year. This review is based generally upon (i) an evaluation of each executive officer’s ability to contribute to the success of the Company’s pursuit of its short- and long-term goals, and (ii) the desire to have some portion of each executive officer’s compensation be incentive in nature. In making these and other compensation decisions, the Compensation Committee seeks to integrate the Company’s annual and long-term performance goals into the Company’s executive compensation structure.

The Compensation Committee has adopted certain principles that are applied in structuring the compensation opportunity for executive officers. These are:

Long-Term and At-Risk Focus. A significant percentage of total compensation for executive officers should be composed of long-term, at-risk rewards to focus senior management on the long-term interests of stockholders. Equity-based plans should comprise a major part of the long-term, at-risk portion of total compensation to encourage stockholder value-based management decisions and to link compensation to Company performance and stockholder interests.

Short-Term and At-Risk Focus. A significant portion of cash compensation for executives is linked to achievement of annual business plans and performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall Company performance.

Competitiveness. Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Peer Group Index used in the stockholder return analysis shown in this Proxy Statement, in addition to other firms in the Company’s business sectors. The Compensation Committee also receives comparative data from an outside consultant on levels and components of compensation of executives of comparable companies.

The Compensation Committee determined that the Named Executive Officers would receive no increases in salary for fiscal 2005, no stock options or restricted stock awards in the annual grants under the Company’s incentive plans and no incentive bonuses with respect to fiscal 2004.

Stock Option Awards and Restricted Stock Grants

Equity-based compensation comprises a significant portion of the Company’s key employee compensation programs. The Compensation Committee uses stock options and restricted stock awards to provide long-term, equity-based compensation for the Company’s executive officers.

Stock Options. Options provide key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant, have 10-year terms, and vest over four or five years. Stock options granted in fiscal 2004 vest over 4 years, with options vesting in equal portions over such period. The objective is to emphasize a long-term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the individual’s perceived potential to contribute to the future growth of the Company. The frequency and size of individual grant amounts vary.

Restricted Stock. Restricted Stock grants are granted on a selective basis to key employees in order to focus on the longer term performance of the Company. Grants of restricted stock are subject to forfeiture if a grantee, among other conditions, leaves the Company prior to expiration of the restricted period. During fiscal 2004, restricted stock grants included a restricted period of seven years, with the restrictions lapsing with respect to an incremental percentage of the shares each year during such period, as follows: 5% in each of years 1 and 2; 15% in each of years 3 and 4; and 20% in each of years 5, 6, and 7.

Bonus Deferral Program. Effective in fiscal 1996, the Board of Directors approved a bonus deferral program that allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company’s objectives to increase executives’ stock ownership and at risk compensation. Since participating executives are deferring earned cash in the form of stock at risk of forfeiture over three years, the amount deferred is increased by 35%. No incentive bonuses were paid for fiscal year 2004, so no amounts were deferred.

Target Stock Ownership

The Company’s Board of Directors and management believe that significant stock ownership by management is a major incentive in building stockholder value and aligning the interests of executives and stockholders. The Board has therefore adopted guidelines for minimum target stock ownership by senior executives.

To encourage this growth in stockholder wealth, the Company believes that senior executives who are in a position to make a significant contribution to the long-term success of the Company should have a significant stake in the Company’s ongoing success. Guidelines are based upon a multiple of base salary and range from 0.8 to 5 times annual salary amounts. Executives are encouraged to achieve these guidelines by building stock ownership over a period of years.

Chief Executive Officer’s Compensation.

Mr. Hoff has served as Chairman and Chief Executive Officer of the Company since March 23, 2004. Prior to that time, Mr. Hoff served as Chairman, President and Chief Executive Officer from October 24, 2003 and President and Chief Executive Officer from February 1, 1999. Mr. Hoff’s fiscal year 2004 compensation derived primarily from annual performance plans, as well as commitments under his employment agreement effective December 1, 1999, which establishes the terms and conditions of his employment, including a minimum base salary, minimum bonus opportunity, and payments or benefits he is entitled to receive upon termination. See “Executive Employment Agreements.” The Committee determined that Mr. Hoff would receive no increase in salary for fiscal 2005.

Mr. Hoff’s annual bonus opportunity is dependent upon the achievement of agreed-upon financial and non-financial objectives based upon current year performance as well as actions to provide sustained long-term growth in stockholder value. The performance factors in his bonus plan for fiscal 2004 included goals for revenue growth, operating income growth, earnings per share growth and increases in stockholder value. As such objectives were not obtained, Mr. Hoff received no bonus with respect to fiscal 2004.

Policy Relative to Internal Revenue Code Section 162(m).

Section 162(m) of the Internal Revenue Code disallows the deduction for certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, unless the compensation qualifies as “performance-based” under Code Section 162(m). The Amended and Restated 2000 Long-Term Incentive Plan, currently and as proposed to be amended and restated as described in Proposal 2, permits the grant of stock options and other types of equity or cash that are fully deductible under Code Section 162(m). Stock options granted by the Company have been designed to be fully deductible. Because of the current levels of annual compensation of the Company’s highest paid employees, which does not exceed the Code Section 162(m) thresholds, the Compensation Committee has not yet developed a formal policy relative to Internal Revenue Code Section 162(m). Generally speaking, the Compensation Committee’s incentive compensation programs are based on performance, as described above.

COMPENSATION COMMITTEE
J. Veronica Biggins, Chair Jeffrey P. Koplan, M.D.
Terri A. Dial James F. McDonald
Laurie Glimcher, M.D.

Compensation and Other Benefits

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended May 28, 2004 (“2004 fiscal year”), May 30, 2003 (“2003 fiscal year”), and May 31, 2002 (“2002 fiscal year”), for (i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (together, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards			All Other Compensation ($)(3)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Restricted Stock Award(s) ($)(1)		Securities Underlying Options (#)(2)
Walter M. Hoff Chairman, and Chief Executive Officer	2004 2003 2002	493,846 428,846 400,000	— — 225,000		1,499,828 — 350,002		133,900 125,000 —	4,850 9,988 4,892

Charles W. Miller President	2004 2003 2002	366,138 341,923 320,385	— — 176,250	(5)	195,800 86,500 456,442	(5)	90,000 80,000 70,000	— — —

Randolph L.M. Hutto Executive Vice President, General Counsel and Secretary(5)	2004 2003 2002	336,138 325,962 306,058	— — 112,500		146,850 126,518 125,000		75,000 55,000 17,000	— — —

E. Christine Rumsey Executive Vice President— Human Resources	2004 2003 2002	291,261 283,038 260,096	— — 139,000		146,850 51,900 25,000		40,000 37,000 25,000	— — —

Margaret T. Wilkinson General Counsel and Secretary(6)	2004 2003	150,880 11,577	— —		— 125,006		— 20,812	— —

(1)	Awards of restricted shares to the Named Executive Officers during fiscal year 2002, fiscal year 2003 and fiscal year 2004 were made under the 2000 Long-Term Incentive Plan. The awards are valued in the table based upon the closing market prices of the Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. The 3,885 shares awarded to Mr. Miller on August 9, 2002 as bonus deferral awards are scheduled to vest as to one-third of such shares on the first three anniversaries of the date of grant. All other shares of restricted stock shown in the table are scheduled to vest three years or more after the date of grant. Shares of restricted stock granted in fiscal 2004 are scheduled to vest in increments over a seven-year period from the date of grant. The aggregate holdings and aggregate market value of restricted stock held on May 28, 2004 by the individuals listed in this table are: Mr. Hoff, 111,570 shares with a value of $2,354,680; Mr. Miller, 31,162 shares with a value of $735,937; Mr. Hutto, 24,626 shares with a value of $598,307; and Ms. Rumsey, 22,655 shares with a value of $473,762.

(2)	All option awards granted to the Named Executive Officers during each of fiscal years 2002, fiscal year 2003, and fiscal year 2004 were made under the 2000 Long-Term Incentive Plan.

(3)	Reflects amounts representing Company contributions to the Company’s 401(k) Plan on behalf of the respective Named Executive Officers.

(4)	Mr. Miller received a bonus for 2002 of $176,250 in cash and $58,750 deferred in the form of restricted stock, which was increased by 35% pursuant to the Bonus Deferral Program. See “Report of the Compensation Committee—Bonus Deferral Program.”

(5)	Mr. Hutto served as Executive Vice President and Chief Financial Officer from November, 2000 to May, 2004 and as interim General Counsel from January 2004 to May 20th.

(6)	Ms. Wilkinson joined the Company in May 2003 and resigned from the Company in January 2004.

Option Grants. The following table sets forth information concerning stock options granted to the Named Executive Officers during the 2004 fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in FY 2004	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Walter M. Hoff	133,900	10.9%	$19.58	8/4/13	$1,086,329
Charles W. Miller	90,000	7.3%	$19.58	8/4/13	$730,169
Randolph L.M. Hutto	75,000	6.1%	$19.58	8/4/13	$608,474
E. Christine Rumsey	40,000	3.2%	$19.58	8/4/13	$324,520
Margaret T. Wilkinson	- 0 -	—	—	—	—

(1)	These grants were made pursuant to the 2000 Long-Term Incentive Plan. The options have a ten-year term, an exercise price equal to the fair market value of the Common Stock at the date of grant and, except as provided below, vest as to 25% of the shares one year offer the grant date, an additional 25% after two years, an additional 25% after three years and the remaining 25% after four years. Pursuant to employment agreements with these executive officers, vesting of the options would accelerate in whole or in part upon certain qualifying terminations of employment.

(2)	The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used for the grants awarded on August 4, 2003, included a risk-free interest rate of 3.45%, expected dividend yields of 0.83%, an expected volatility of 49%, and expected lives of six years.

Option Exercises and Fiscal Year-End Values. The following table sets forth information concerning each exercise of options during the 2004 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 28, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Walter M. Hoff	—	—	247,360	414,834	595,048	1,095,521

Charles W. Miller	—	—	79,805	254,203	—	247,500

Randolph L. M. Hutto	—	—	42,373	191,236	82,622	307,238

E. Christine Rumsey	15,000	199,783	37,652	117,422	247,828	265,002

Margaret T. Wilkinson (1)	- 0 -	- 0 -	—	—	—	—

(1)	Ms. Wilkinson resigned in January 2004.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of May 28, 2004:

	(a)	(b)	(c)
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	4,671,268	$20.58	1,440,350
Equity compensation plans not approved by stockholders (1)	—	—	—

Total	4,671,268	$20.58	1,440,350

(1)	2004 Non-Employee Directors Compensation Plan. On May 14, 2004, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the 2004 Non-Employee Directors Compensation Plan (the “2004 Directors Plan”) replacing the 2002 Plan. The 2004 Directors Plan is described above under the heading “Other Information About the Board and its Committees.” Shares issued in accordance with the 2004 Directors Plan are granted, and reduce the number of shares available for future grant, under our 2000 Long-Term Incentive Plan, which was approved by our stockholders at the 1999 annual meeting, or under any successor equity compensation plan that is approved by our stockholders, and if the 2005 Plan is approved by the stockholders at the Annual Meeting, shares issued in accordance with the 2004 Directors Plan will be granted, and will reduce the number of shares available for future grant, under the 2005 Plan. See “PROPOSAL 2: APPROVAL OF THE 2005 INCENTIVE PLAN.”

Retirement Plan. The NDCHealth Corporation Employees’ Retirement Plan (the “Retirement Plan”), which provides monthly benefits upon retirement to eligible employees, was closed to new participants beginning June 1, 1998. None of the Named Executive Officers is a participant in the Retirement Plan or in the Supplemental Executive Retirement Plan, which provides supplemental retirement benefits to certain former executives.

Executive Employment Agreements. During fiscal year 2004, each of Messrs. Hoff, Miller, Adrean, Hutto and Ms. Rumsey had employment agreements with the Company, the material terms of which are summarized below.

The executive is entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial and non-financial objectives reflecting the executive’s area and scope of responsibility. The executive is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to executive officers of the Company. Under the employment agreements, the executives currently receive the following annual salaries: Mr. Hoff, $500,000; Mr. Miller, $367,000; Mr. Adrean, $400,000; Mr. Hutto, $337,000; and Ms. Rumsey, $292,000. Each employment agreement provides for an annual incentive bonus opportunity. No incentive bonuses were paid to any of the executives for fiscal 2004.

The executives have agreed in their employment agreements not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of 24 months following the termination of their employment.

Each of the employment agreements may be terminated by the Company at any time for “cause” or “poor performance” (as defined therein) or for no reason, or by the executive with or without “good reason” (as defined therein). The agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

If, prior to a change in control of the Company, the executive’s employment is terminated by the Company without cause (but not for poor performance) or the executive resigns for good reason, the Company will be required to pay accrued salary and benefits through the date of termination plus a portion of his or her target annual bonus for the current year. For up to 18 months, or until the executive is employed elsewhere or violates certain restrictive covenants, the Company will continue to pay the executive his or her base salary and will provide him or her with health insurance coverage. In addition, all of the executive’s restricted stock awards will vest, and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the end of the salary continuation period, as described above.

If, prior to a change in control of the Company, the executive’s employment is terminated by the Company for poor performance, the Company will be required to pay the executive’s accrued salary and benefits through the date of termination plus a portion of the target annual bonus for the current year. For up to 12 months, or until he or she is employed elsewhere or violates certain restrictive covenants, the Company will continue to pay the executive’s base salary and will provide him or her with health insurance coverage. In addition, all of the executive’s restricted stock awards and stock options that would have vested in the next 24 months will vest (in Mr. Adrean’s case, all restricted stock awards), and the options will remain exercisable for 90 days after the earlier of six months or the end of the salary continuation period, as described above.

If, after a change in control of the Company, the executive’s employment is terminated by the Company without cause or he or she resigns for good reason, the Company will be required to pay the executive’s accrued salary and benefits through the date of termination plus 100% of his or her annual bonus opportunity for the current year. For 24 months or unless the executive violates certain restrictive covenants, the Company will continue to pay the executive’s base salary and will provide him or her with health insurance coverage. In addition, all of the executive’s restricted stock awards and stock options will vest, and the options will remain exercisable for 90 days after the end of the salary continuation period, as described above.

Whether or not a change in control shall have occurred, if the employment of the executive is terminated by reason of death, disability or retirement, the executive will be entitled to accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates the executive for cause, or if he or she resigns from the Company without good reason, the executive will be entitled to his or her accrued salary and benefits through the date of termination, but no additional severance amount.

For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he or she may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Stockholder Return Analysis

The following graph compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the Standard and Poor’s 500 Stock Index (the “S&P 500”) and a self-determined peer group of twelve companies (the “Peer Group”) for the five-year period ended May 28, 2004. The graph assumes an investment in the Company’s Common Stock, the S&P 500 and the Peer Group of $100 on May 31, 1998, and that all dividends were reinvested. For purposes of this graph, the distribution of the Global Payments Inc. shares is treated as a nontaxable cash dividend that would have been converted into additional shares of NDCHealth’s Common Stock at the close of business on February 1, 2001.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG NDCHEALTH CORPORATION, THE S&P 500 INDEX

AND THE HEALTHCARE INDUSTRY COMPARATOR GROUP

*    $100 invested on 5/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending May 31, 1999-2002; ending the Friday closest to May 31 in 2003 and 2004.

Copyright ©2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

The Peer Group includes the following companies: Allscripts Healthcare Solutions, Inc.; Cerner Corporation; Dendrite International, Inc.; Eclipsys Corporation; IDX Systems Corporation; IMS Health Incorporated; MedQuist Inc.; Per-Se Technologies, Inc.; Proxymed, Inc.; Quintiles Transnational Corp.; Trizetto Group, Inc.; and WebMD Corporation.

PROPOSAL 2.    APPROVAL OF THE 2005 INCENTIVE PLAN

We maintain the NDCHealth Corporation Amended and Restated Long-Term Incentive Plan last approved by our stockholders on October 28, 1999. On July 8, 2004, subject to stockholder approval at the 2004 Annual Meeting of Stockholders, our Board of Directors, upon the recommendation of our Compensation Committee, adopted a further amendment and restatement of such plan, including renaming the plan the NDCHealth 2005 Incentive Plan (the “2005 Plan”).

As of August 13, 2004, there were approximately 5,169,798 shares of our common stock subject to outstanding awards from all present and prior plans (of which 480,900 were granted on August 12, 2004 in accordance with the Company’s historical annual grant practices; no options were granted to Named Executive Officers of the Company) and approximately 1,028,520 shares of our common stock were reserved and available for future awards under the plan. All directors ( pursuant to the 2004 Directors Plan) and all employees of the Company and its affiliates, approximately 1,800 people, are eligible to participate under the plan. If the amended and restated plan is not approved by the stockholders at the Annual Meeting, the plan will remain in effect in accordance with its terms as in effect immediately prior to the Annual Meeting.

The following is a summary of the provisions of the 2005 Plan as proposed to be amended and restated. This summary is qualified in its entirety by the complete text of the 2005 Plan, which is attached as Appendix B to this Proxy Statement.

Summary of the 2005 Plan

Purpose: The purpose of the 2005 Plan is to promote the success, and enhance the value of, NDCHealth Corporation by linking the personal interests of its employees, officers and directors to those of its stockholders, by providing its employees, officers and directors with an incentive for outstanding performance and by providing flexibility in the Company’s ability to motivate, attract, and retain necessary personnel.

Permissible Awards. The 2005 Plan provides for the grant of equity awards to our employees, officers and directors, and those of our affiliates, as determined by the Compensation Committee of the Board of Directors. Equity awards may take the form of:

•	stock options

•	stock appreciation rights

•	performance awards, including performance shares and performance units

•	restricted stock and restricted stock units

•	deferred stock units

•	dividend equivalents

•	other stock based awards as deemed by the Compensation Committee to be consistent with the purposes of the 2005 Plan.

The 2005 Plan also permits the Compensation Committee to grant awards payable in cash or other property. All awards will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Compensation Committee.

Stock Subject to the Plan. Since its inception, the plan has been an “evergreen” plan, which means that the number of shares available for issuance automatically increased each year through 2004 by an amount equal to the lesser of 2,500,000 shares or the number of shares necessary to bring the total number of available shares to 3.5% of the shares outstanding. The 2005 Plan fixes the maximum number of shares that may be issued under the plan at 2,900,000 shares, subject to anti-dilution adjustments in relation to certain specified corporate events, such as stock splits, stock dividends, recapitalizations or other changes in our capital structure. This fixed number of shares was determined by combining unused and forfeited shares from the existing plan with additional newly authorized shares. The current limitation on the percentage of available shares that may be awarded as full-value awards is being eliminated, but the 2005 Plan “double counts” full-value awards by reducing the number of shares available by 1.92 shares for every share made subject to a full-value award. Subject to adjustment as provided in the 2005 Plan, the maximum number of shares that may be issued pursuant to incentive stock options is 1,000,000 shares. Except for shares withheld or surrendered to satisfy tax withholding obligations, only shares actually issued under the 2005 Plan will count against the total number of shares available.

Limitations on Awards. The maximum number of shares of common stock with respect to one or more options or stock appreciation rights that may be granted during any one calendar year to any one plan participant remains at 500,000. The maximum value of any awards other than stock options and stock appreciation rights that may be granted to any one participant in a calendar year is $5,000,000.

Administration. The 2005 Plan will continue to be administered by the Compensation Committee of our Board of Directors. The Compensation Committee has the exclusive power, authority and discretion to designate plan participants; determine the type or types and amount of awards to be made to each participant; determine the terms, conditions, restrictions and limitations applicable to awards under the plan; establish, adopt and revise any rules and regulations necessary or advisable to administer the plan; and to make all other decisions and determinations that may be required or advisable under the plan. The Committee may from time to time delegate to a special committee of the Board comprised of one or more directors who are also officers of the Company, some or all of the Committee’s responsibilities under the plan other than the ability to grant awards to participants who are, or are reasonably anticipated to be, executive officers of the Company. The Board may at any time administer the 2005 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2005 Plan.

Stock Options. The Compensation Committee is authorized to grant incentive stock options and non-qualified stock options under the plan. Whereas the existing plan permits the grant of below-market non-qualified stock options, the exercise price of any option granted under the 2005 Plan may not be less than the fair market value of the underlying stock on the date of grant. No option may have a term in excess of 10 years from the grant date.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights under the plan. Upon exercise of a stock appreciation right, the participant is entitled to receive the excess, if any, of the fair market value of one share of our common stock on the date of exercise over the grant price of the stock appreciation right as determined by the Committee, but which under the 2005 Plan may not be less than the fair market value of one share of our common stock on the date of the grant. The existing plan permits the grant of below-market stock appreciation rights. Stock appreciation rights may be payable in cash or in shares of common stock.

Restricted Stock. The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose, including limitations on voting and dividend rights.

Restricted Stock Units. The Compensation Committee is authorized to grant restricted stock units, which entitled the holder to receive shares of stock, or the equivalent value in cash or other property, at a designated future date, subject to such vesting requirements as the Compensation Committee may impose.

Deferred Stock Units. The Compensation Committee is authorized to grant deferred stock units subject to such terms and conditions as may be selected by the committee. Deferred stock units entitle the recipient to receive shares of stock, or the equivalent value in cash or other property, at a future time as determined by the committee, or by the recipient within guidelines established by the Committee in the case of voluntary deferral elections.

Performance Awards. The Compensation Committee is authorized to grant performance shares, performance units or performance-based cash incentive awards, which represent the right to receive shares of our common stock, cash or other property in the future, subject to the satisfaction of any performance goals and other terms and conditions as determined by the Committee.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to participants, which entitle the participant to receive payments equal to dividends with respect to all or a portion of the shares of common stock subject to an award, as determined by the Compensation Committee.

Stock or other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock as deemed by the Compensation Committee to be consistent with the purposes of the 2005 Plan. Such award could include, for example, shares of common stock awarded purely as a bonus, convertible or exchangeable debt securities, or other rights convertible or exchangeable into shares of common stock. The Compensation Committee will determine the terms and conditions of any such awards.

Deductibility under Code Section 162(m). Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation in excess of $1 million paid to our Chief Executive Officer or the four next most highly compensated executive officers. The 2005 Plan is designed to comply with exemptions from Code Section 162(m) so that grants of options and stock appreciation rights under the 2005 Plan, and other awards that are conditioned on performance goals set forth in the 2005 Plan, will be excluded from the calculation of annual compensation for purpose of Code Section 162(m) and will be fully deductible. The Compensation Committee may designate any award under the plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1 million deduction limitation. For any such award (other than a time-vesting option or stock appreciation right) the Committee must establish objectively determinable performance goals for the award based on one or more of the following criteria, which may be described in terms of Company-wide objectives or objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate of the Company:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, economic value added, profit contribution or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Profit margin (gross profit, operating profit, pre-tax profit, net income or other measure of profit, in each case measured as a percent of revenue)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow from operations, free cash flow, or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested cash dividends)

•	Return on equity

•	Return on assets

•	Return on investments

•	Market share

•	Expenses (expense management, expense ratio, unit costs, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation

•	Customer satisfaction ratings or customer retention measures

The Committee must establish such performance goals within the time period prescribed by Section 162(m) of the Internal Revenue Code and the Committee may not exercise its discretion under the plan in any manner to waive the achievement of the applicable performance goal based on the above business criteria, except in the case of certain qualified terminations of employment, or to increase the amount payable with respect to the award or the value of the award.

Vesting and Acceleration of Awards. Awards granted under the 2005 Plan will vest and become exercisable in such amounts, at such time or times, or upon the occurrence of such event or events as may be specified in the award agreement. Unless otherwise provided in an award agreement or other governing document, awards (other than performance-based awards) accelerate upon the death, disability or retirement of the recipient and the Compensation Committee may, in its discretion, accelerate the vesting of any award.

Limitations on Transfer; Beneficiaries. Unless specifically permitted by the Compensation Committee in limited circumstances, awards granted under the plan are not transferable or assignable by a recipient other than by will or the laws of descent and distribution or in some cases pursuant to a domestic relation order. Awards are exercisable during the lifetime of the recipient only by the recipient, and by the recipient’s legal representation in the event of the death or disability of the recipient.

Adjustments. In the event of a stock split, stock dividend, recapitalization, reorganization or other change in our capital structure that has the effect of increasing or decreasing the number of shares of our common stock outstanding the authorization limitations applicable to the number of shares available under the plan and to the number of shares and value of awards to a single participant in any calendar year will be adjusted proportionately and the Committee may make such adjustments to outstanding awards as it deems necessary or appropriate so as to preserve the benefits or potential benefits of outstanding awards, including, without limitation, adjustment of the number and kind of shares subject to outstanding awards, adjustment of the number and kind of shares that may be delivered under the plan, adjustment of the exercise price of outstanding awards, accelerating awards, removing restrictions from awards and cashing-out awards.

Termination and Amendment. The Compensation Committee or the Board of Directors may, at any time and from time to time, amend, modify or terminate the plan, subject to approval of the stockholders if such approval is deemed advisable or is required by applicable laws, policies, regulations or listing or other requirements of the New York Stock Exchange or such other national securities exchange on which the Company’s stock may then be listed.

Prohibition on Repricing. The exercise price of any option granted under the plan may not be reduced or otherwise repriced, directly or indirectly, without the prior approval of our stockholders, except in the event of a change in our capital structure.

Certain Federal Income Tax Effects

Non-qualified Stock Options. There will be no federal income tax consequences to the optionee or the Company upon the grant of a non-qualified stock option under the plan. Upon exercise of a non-qualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes upon later sale or other disposition of the common stock received upon exercise of the option will be short-term or long-term capital gain, depending upon how long the shares were held after exercise and prior to sale.

Incentive Stock Options. Ordinarily there will be no federal income tax consequences to the optionee or the Company upon the grant or exercise of an incentive stock option. If the optionee holds the stock received upon exercise for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or other disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to any federal income tax deduction. If the optionee disposes of the option shares in a disqualifying disposition before the required holding period ends, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be entitled to a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. The recipient of an award of stock appreciation rights will not recognize taxable income, and the Company will not be entitled to a deduction, at the time the stock appreciation right is granted. When the recipient exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the recipient, and we will be entitled to a federal income tax deduction equal to such amount, subject to applicable limitations under Section 162(m) of the Internal Revenue Code.

Stock Awards. Upon the grant of an award of stock that is not subject to risk of forfeiture or is transferable, the recipient will recognize ordinary income equal to the fair market value of the shares received as of the date of the grant, less any amount the recipient paid for the stock, and we will be entitled to a federal income tax deduction in the same amount, subject to applicable limitations under Section 162(m) of the Internal Revenue Code.

Restricted Stock Awards. Unless a recipient elects to accelerate the recognition of income to the date of grant under Section 83(b) of the Internal Revenue Code, the recipient will not recognize taxable income at the time a restricted stock award is granted, and the Company will not be entitled to a tax deduction. When the restrictions applicable to the award lapse, the recipient will recognize ordinary income in the amount of the fair market value of the common stock as of the date the restrictions lapse, less any amount paid for the stock, and we will be entitled to a federal income tax deduction of equal amount, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the recipient files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant, the recipient will recognize ordinary income as of the date of grant in an amount equal to the fair market value of the stock as of the grant date, less any amount paid for the stock, and we will be entitled to a corresponding federal income tax deduction, subject to applicable limitations under Code Section 162(m). Should the stock be forfeited prior to lapse of the restrictions, the recipient will not be able to recover the tax previously paid as a result of the Section 83(b) election.

Restricted Stock Units. The recipient will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of cash or shares of common stock in settlement of a restricted stock unit award, the recipient will recognize ordinary income equal to the cash or fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Deferred Stock Awards. A recipient of a deferred stock award will not recognize income, and the Company will not be entitled to a deduction, at the time of the grant of a deferred stock award. Upon issuance of shares of common stock in settlement of a deferred stock award, the recipient will recognize ordinary income equal to the fair market value of the common stock received as of that date, less any amount paid for the stock, and we will be entitled to a federal income tax deduction of like amount at that time, subject to applicable limitations under Code Section 162(m).

Performance Awards. A recipient of a performance award will generally not recognize income, and the Company will not be entitled to a tax deduction, at the time the award is granted. When the recipient receives, or has the right to receive, payment of cash or shares under the performance award, the amount of such cash or the fair market value of such shares of stock will be ordinary income to the recipient and we will be entitled to a corresponding federal income tax deduction, subject to applicable limitations under Code Section 162(m).

Benefits to Named Executive Officers and Others

The table below reflects awards granted under the plan during the fiscal year ended May 28, 2004 to the persons and groups shown in the table below. Any future awards to such persons or groups under the plan will be made at the discretion of the Compensation Committee. Therefore, we cannot determine the benefits or amounts that will be received in the future by such persons or groups pursuant to the plan.

Amended and Restated 2000 Incentive Plan

	Restricted Stock Awards		Stock Options (2)
Name and Position	Dollar Value of Shares (1)	Number of Shares	Dollar Value of Options	Number of Options

Walter M. Hoff Chairman and Chief Executive Officer	$1,499,828	76,600	(3)	133,900

Charles W. Miller President	$195,800	10,000	(3)	90,000

Randolph L.M. Hutto Executive Vice President and Chief Financial Officer	$146,850	7,500	(3)	75,000

E. Christine Rumsey Executive Vice President— Human Resources	$146,850	7,500	(3)	40,000

Margaret T. Wilkinson	- 0 -	- 0 -	—	- 0 -

All Executive Officers as a Group (4)	4,258,328	201,600	(3)	431,900

All Non-Executive Directors as a Group	136,758	6,540	(3)	37,802

All Non-Executive Officer Employees as a Group	$3,442,375	170,461	(3)	785,895

(1)	The awards are valued in the table based upon the closing market prices of the common stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this table.

(2)	The options have a ten-year term, an exercise price equal to the fair market value of the Common Stock at the date of grant and vest over a four-year period as to 25% of the shares each year. Pursuant to employment agreements with certain executive officers, vesting of the options would accelerate in whole or in part upon certain qualifying terminations of employment. The weighted average exercise price per share for options granted to the Named Executive Officers under the plan during the fiscal year ended May 28, 2004 was $ per share.

(3)	The dollar value of the above options is dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise. As of August 27, 2004, the fair market value of the shares was $13.80, based on the closing price of our common stock on that day.

(4)	Includes, in addition to the Named Executive Officers, Lee Adrean and James FitzGibbons, each of whom received awards and/or grants in fiscal 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NDCHEALTH CORPORATION 2005 INCENTIVE PLAN.

PROPOSAL 3.    CONSIDERATION OF THE STOCKHOLDER PROPOSAL

A stockholder of the Company has advised the Company in a timely manner under the Company’s by-laws that it intends to submit a motion at the Annual Meeting to request that the Board of Directors of the Company promptly engage a leading investment bank to analyze, and provide a written report to the full Board on, available strategic alternatives, as follows: RESOLVED, that due to the prolonged poor performance of the stock and the failure to date of Management’s “Eight-Quarter Plan,” the stockholders of NDCHealth Corporation (the “Company” or “NDC”) hereby request that the Board of Directors engage a leading investment bank to analyze, and provide a written report to the full Board on, all strategic alternatives available to the Company for maximization of stockholder value, including but not limited to acquisitions, divestitures, recapitalizations, and sale to or merger with a third party. Such stockholder has also advised the Company that it intends to solicit proxies with respect to the Stockholder Proposal.

A similar version of the Stockholder Proposal was previously submitted by such stockholder to the Company for inclusion in this Proxy Statement and on the enclosed Proxy Card under Rule 14a-8 of the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such stockholder did not meet the requirements of SEC Rule 14a-8 and, as a result, its proposal could be omitted by the Company from this Proxy Statement and from the enclosed proxy card pursuant to SEC Rules. However, since such stockholder has advised the Company that it intends to submit a motion at the Annual Meeting and to solicit proxies with respect to the Stockholder Proposal, the Company has voluntarily determined to include the Stockholder Proposal in this Proxy Statement and on the enclosed proxy card in order to make sure that all stockholders of the Company have the opportunity to submit a proxy for the Annual Meeting that allows voting on all matters to be presented at the Annual Meeting.

Consistent with applicable law, the Stockholder Proposal is merely a recommendation to the Board of Directors and, if adopted, would not mandate any particular action. If the Stockholder Proposal is adopted, the Board of Directors intends to consider such recommendation of the stockholders, consistent with the exercise of its duties under Delaware law to manage the business and affairs of the Company. The Board of Directors is committed to the maximization of stockholder value and has from time to time engaged investment banks to advise the Board of Directors with respect to maximizing stockholder value, including during recent periods. The Board of Directors would intend to continue to do so in the future, when and as appropriate, whether or not the Stockholder Proposal is adopted. Since information regarding possible transactions to maximize stockholder value could be material, market sensitive information, the Board of Directors would intend to continue to follow its long-standing policy of not commenting on, or disclosing information about, the possibility of any such transactions, unless and until a definitive agreement was executed or it was otherwise appropriate to do so.

THE BOARD OF DIRECTORS HAS DECIDED NOT TO TAKE A POSITION ON THE STOCKHOLDER PROPOSAL AND THEREFORE IS NOT RECOMMENDING A VOTE FOR OR AGAINST THE STOCKHOLDER PROPOSAL. A PROXY CARD SOLICITED BY THE BOARD OF DIRECTORS THAT DOES NOT SPECIFY HOW IT SHOULD BE VOTED ON THE STOCKHOLDER PROPOSAL WILL NOT BE VOTED ON THE STOCKHOLDER PROPOSAL.

SINCE VOTING ON THE ENCLOSED PROXY CARD SOLICITED BY THE BOARD OF DIRECTORS IS THE ONLY WAY THAT A STOCKHOLDER CAN VOTE BY PROXY ON ALL MATTERS TO BE SUBMITTED AT THE ANNUAL MEETING, INCLUDING THE STOCKHOLDER PROPOSAL, STOCKHOLDERS ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY CARD. VOTING AND RETURNING ANY PROXY CARD SUPPLIED BY THE STOCKHOLDER MAKING THE STOCKHOLDER PROPOSAL WILL NOT PERMIT VOTING BY PROXY ON ALL MATTERS TO BE SUBMITTED AT THE ANNUAL MEETING.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee is composed of independent directors and operates under a written charter approved by the Board of Directors. The Audit Committee’s Charter was amended during fiscal 2003. A copy of the Amended and Restated Audit Committee Charter is included as Appendix A to this Proxy Statement and is available under the Investor Relations tab on the Company’s website at www.ndchealth.com.

Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and has represented to the Committee that the Company’s Fiscal 2004 consolidated financial statements are in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management and with Ernst & Young LLP, the Company’s independent accountants.

The Committee discussed with Ernst & Young LLP the matters required to be discussed under SAS 61. The Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP the independence of the firm.

The Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Committee meets at least quarterly with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2004, for filing with the Securities and Exchange Commission. In further reliance on such reviews and discussions, nothing has come to the attention of the Committee that would cause the Committee to believe that the audited financial statements contain an untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Committee also appointed Ernst & Young LLP as the Company’s independent accountants for fiscal year 2005.

AUDIT COMMITTEE
Kurt M. Landgraf, Chairman
Stephen J. Shulman
Neil Williams

Company’s Relationship with Independent Accountants

Following a thorough evaluation process, and on the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP as the Company’s independent public accountants for the year ended May 31, 2002. Upon the recommendation of the Audit Committee, Ernst & Young LLP was again engaged to serve as the Company’s auditors for the fiscal years ended May 30, 2003 and May 28, 2004, and has been selected by the Audit Committee to serve as the Company’s auditors for fiscal year 2005.

During the Company’s two most recent fiscal years, the Company did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

During the Company’s two most recent fiscal years there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to their satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years, and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

Audit Fees

The aggregate audit fees for the audit of the Company’s annual financial statements and review of financial statements contained in the Company’s quarterly reports for fiscal year 2004 were [    ].

All Other Fees

Audit Related Fees. Audit related fees billed by Ernst & Young LLP for fiscal year 2003, were [    ]. The audit related fees billed by Ernst & Young LLP for fiscal year 2004, representing primarily fees for benefit plan audit services, were $48,000.

Tax Fees. Tax fees consist of fees for tax compliance, advisory and planning services. Tax fees billed by Ernst & Young LLP for fiscal years 2003 and 2004 were [    ] and [    ], respectively.

All Other Fees. All other fees represent fees for products and services provided to the Company not otherwise included in the categories above. There were no other fees billed by Ernst & Young LLP for fiscal years 2003 or 2004.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of non-audit services by the independent public accountants is compatible with maintaining auditor independence and has determined that such independence has been maintained. The Audit Committee’s policy provides for pre-approval of audit, audit-related and tax services specifically described by the Committee annually. In addition, certain individual engagements anticipated to exceed limitations pre-established by the Committee must be separately approved prior to the commencement of the services. The policy authorizes the Committee to delegate to one or more Committee members pre-approval authority with respect to permitted services.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems and implementation for fiscal years 2003 or 2004.

Transactions with Related Parties

During fiscal 2004, there was one full recourse, secured loan outstanding from the Company to MRY Partners, a family limited partnership of which Mr. Robert A. Yellowlees, former Chairman of the Company, serves as the sole general partner. This loan, in the principal amount of $1,675,131, was extended during 2001 to fund the exercise prices of certain stock options that would have had to expire earlier than called for in the stock option agreements as a result of Mr. Yellowlees’ termination of employment from the Company due to the Company’s reorganization and spin-off of Global Payments Inc. The Company chose not to extend the stock option exercise periods to their original dates. In lieu of this, loans were offered to the executive to permit exercise within the accelerated 90-day time period for the stock options. The partnership exercised the options with the proceeds of the loans. Two loans in the original aggregate principal amount of $2,611,876 were repaid in full during fiscal years 2002 and 2003, respectively, ahead of their due dates. The remaining loan was repaid in full in fiscal 2004 in advance of its due date.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee served as an officer or an employee of the Company or any of its subsidiaries during the fiscal year ended May 28, 2004, and none of such persons has ever served as an officer of the Company or any of its subsidiaries. Further, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under any paragraph of Item 404 of Regulation S-K.

Additional Information

Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to solicitation of stockholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse such brokerage houses for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock.

Other Matters. Neither management nor the Board of Directors is aware of any matters to be brought before the Annual Meeting other than those referred to above. If any other matters properly come before the meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

Stockholder Proposals. Proposals of stockholders of the Company intended to be presented for consideration at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before [                    ], 2005, in order to be included in the Company’s proxy statement and form of proxy relating to the 2005 Annual Meeting. In addition, with respect to any stockholder proposal that is not submitted for inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting, but is instead sought to be presented directly to the stockholders at the 2005 Annual Meeting, management will be able to vote proxies in its discretion if the Company either (i) receives notice of the proposal before the close of business on [                    ], 2005 and advises stockholders in the proxy statement for the 2005 Annual Meeting about the nature of the proposal and how management intends to vote on the proposal, or (ii) does not receive notice of the proposal before the close of business on [                    ], 2005.

Stockholder List. The Company will maintain a list of stockholders entitled to vote at the Annual Meeting at its corporate offices at NDC Plaza, Atlanta, Georgia 30329-2010. The list will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours, for a period of ten days prior to the meeting. The list will also be available for examination at the Annual Meeting.

Annual Report on Form 10-K. A copy of the Company’s Annual Report on Form 10-K, including the financial statements and financial statement schedules (but without exhibits) for the fiscal year ended May 28, 2004 will be provided, free of charge, upon written request of any stockholder addressed to NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329-2010, Attention: Investor Relations. Additionally, the EDGAR version of the Company’s 10-K is available on the Internet on the Securities and Exchange Commission’s web site (www.sec.gov).

Closing Price. The closing price of the Common Stock, as reported by the New York Stock Exchange on August [20], 2004, was [$13.80].

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required except as set forth below, the Company believes that, during the 2004 fiscal year, all of its officers, directors and 10% stockholders complied with the reporting requirements of the Securities and Exchange Commission regarding their ownership and changes in ownership of Common Stock as required pursuant to Section 16(a) of the Exchange Act, except that one Form 3 was filed late on behalf of Mr. FitzGibbons in connection with his designation as Chief Accounting Officer.

APPENDIX A

NDCHEALTH CORPORATION

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER,

The Board of Directors (the “Board”) of NDCHealth Corporation (the “Company”) has established the Audit Committee (the “Committee”) of the Board to carry out the duties and responsibilities assigned to the Committee by the Board, including those required under the applicable securities laws, rules and regulations of the Securities and Exchange Commission (the “SEC”) and the rules and regulations of the New York Stock Exchange, Inc. or any other national securities exchange on which the Company’s common stock is listed (the “Applicable Exchange”). This Charter replaces and supercedes in its entirety the previous charter adopted by the Board of the Company.

I. Members of the Committee

The Committee shall be comprised of no fewer than three independent members of the Board. Each member of the Committee must be financially literate (as interpreted by the Board in its business judgment) and, unless the Board determines otherwise, at least one member of the Committee must be a “financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 (the “Act”) and rules promulgated by the SEC thereunder and the rules and regulations of the Applicable Exchange, as in effect from time to time.

Each member of the Committee shall be independent of the management of the Company and free of any relationship that, in the judgment of the Board, would interfere with such member’s exercise of independent judgment as a Committee member and shall meet all applicable independence requirements of the Applicable Exchange and the Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder. Unless the Board determines otherwise, Committee members may not serve simultaneously on the audit committees of more than three public companies.

The Board will assess and determine such qualifications of the Committee members.

The members of the Committee shall be appointed annually by the Board on the recommendation of the Nominating/Governance Committee of the Board. The chairperson of the Committee shall be appointed by the Board. If a chairperson is not designated or present, the members of the Committee may designate a chairperson by majority vote of the Committee membership. Committee members are subject to removal by the Board pursuant to the terms of the Company’s bylaws.

The responsibilities of a member of the Committee are in addition to his or her responsibilities as a member of the Board and each member of the Committee will be compensated separately for his or her service on the Committee.

II. Responsibilities and Duties of the Audit Committee

A. Scope of Responsibility

1. The Committee shall be solely and directly responsible for the appointment, dismissal, compensation, and oversight of the Company’s independent auditors, and may not delegate any of such responsibilities to the Board, to any other committee of the Board or to any other person or party. The independent auditors shall report directly to the Committee and the Committee shall oversee the performance of all services by the independent auditors.

2. The Committee shall assist the Board in its oversight of:

(a) the audit and integrity of the Company’s financial statements;

(b) the qualifications, independence and performance of the Company’s independent auditors;

(c) the internal audit function by, and the performance of, the Company’s internal auditors

(d) the accounting and financial reporting processes and system of internal controls of the Company; and

(e) the Company’s compliance with applicable legal and regulatory requirements.

3. The Committee shall also prepare the Report of the Committee for inclusion in the Company’s annual proxy statement as required by applicable SEC rules and regulations.

4. The Committee shall assist the Board in fulfilling its oversight responsibilities by:

(a) reviewing the Company’s financial information that will be filed with the SEC or otherwise provided to its stockholders or to analysts;

(b) working with management to establish, subject to the approval of the Board, the Company’s system of internal controls;

(c) reviewing the systems of internal controls and reports of variance from those controls;

(d) reviewing all audit processes and results of internal audits;

(e) reviewing the Company’s accounting, reporting and financial practices;

(f) reviewing the Company’s Code of Business Conduct and Ethics and related procedures and determining appropriate revisions thereto; and

(g) performing such other tasks as it deems appropriate and consistent with its duties hereunder.

B. Responsibilities and Duties

The Committee shall:

1. meet at the request of the Chairman of the Board, the Chief Financial Officer or the independent auditors and shall meet at least once every quarter in regular session, or more frequently as circumstances dictate or as the Committee deems appropriate;

2. meet in executive sessions, separately, with each of (a) management, including the Chief Financial Officer, (b) the independent auditors and (c) the internal auditors, at least once every quarter;

3. review and discuss with management the policies and guidelines for risk assessment and management;

4. report its actions, budget and expenditures to the Board.

In addition, the Committee shall perform such other functions as are required by law, the Company’s Certificate of Incorporation or its Bylaws, or as requested by the Board and may take any other action permitted by applicable laws, rules, and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Committee as set forth in this Charter.

Meetings of the Committee may be held in person or telephonically and may be held at such times and places as the Committee determines. The chairperson of the Committee should prepare, or have prepared and approve, an agenda in advance of each meeting. The Committee may form and delegate authority to subcommittees as appropriate.

C. Relationships with Independent Auditor

1. The Committee shall:

(a) solely and directly determine and approve the scope of the annual audit (including, as appropriate, reviewing with management, the internal auditors and the independent auditors the proposed audit plan, including areas of business to be examined, the personnel to be assigned to the audit, the procedures to be followed, special areas to be investigated, and the program for integration of the independent and internal audit efforts) and the interim reviews of the Company’s financial statements, and the associated fees to be paid to the independent auditors for audit and for permissible non-audit work; and

(b) confirm, oversee, monitor and evaluate the qualifications, performance and independence of the independent auditors considering whether the independent auditors’ quality controls are adequate and the provision of non-audit services is compatible with maintaining the independent auditors’ independence;

(c) review the qualifications, experience and performance of the audit partner, the reviewing partner and other senior members of the audit team;

(d) ensure that the independent auditors provide the Committee for its review timely reports of all critical accounting policies and practices; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the effects of using such alternatives and the treatment preferred by the independent auditing firm; and other material written communications between the independent auditors and management;

(e) obtain and review at least annually a report from the independent auditors regarding (i) the auditors’ internal quality control procedures, (ii) any material issues raised by the most recent quality-control review or peer review of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Company;

(f) review the independent auditors’ reports on the adequacy of the Company’s internal controls;

(g) set hiring policies for the Company’s hiring of employees or former employees of the independent auditors consistent with applicable regulations and rules of the Applicable Exchange; and

(h) discuss with the national office of the independent auditors issues on which such office has been consulted by the Company’s audit team and matters of audit quality and consistency.

2. Prior to the release or filing thereof, the Committee shall review documents containing the Company’s financial statements or summaries thereof, including earnings press releases, the interim financial reports and filings with the SEC or other regulatory agencies or bodies and presentations to rating agencies. The Committee shall review specifically:

(a) the independent auditors and management’s processes for assessment of material misstatements, identification of notable risk areas, and their response to those risks;

(b) with management and independent auditors, the Company’s annual and quarterly financial statements and related footnotes as well as all of the Company’s filings with the SEC which contain financial statements prior to their filing, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(c) with the independent auditors, any additions or changes in auditing or accounting principles suggested by the independent auditors, management, or the internal auditors;

(d) the independent auditors’ qualitative judgment about the appropriateness, and not just the acceptability, of accounting principles, use of estimates, basis for determining the amounts of estimates, and financial disclosures;

(e) with the independent auditors, any audit problems or difficulties and management’s response;

(f) with the independent auditors, any significant difficulties or disputes with management encountered during the course of the audit;

(g) any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and risks related thereto;

(h) with management and the independent auditors, the effect of regulatory and accounting proposals, initiatives, or changes as well as accounting principles and their alternatives that have or could have a significant effect on the Company’s financial statements;

(i) any transaction or course of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, or that are relevant to an understanding of the Company’s financial statements;

(j) any other matters related to the annual Company audit, including those matters that are required to be communicated to the Committee under applicable law and generally accepted auditing standards; and

(k) with management, all earnings guidance to be provided to analysts or rating agencies.

D. Approval of Services Provided by Independent Auditors

The Committee shall approve any audit services and any permissible non-audit services prior to the commencement of the services as set forth in the Act, subject to any applicable de minimis exceptions to such pre-approval requirement. In making its pre-approval determination, the Committee shall consider whether providing the non-audit services is compatible with maintaining the auditors’ independence. If this pre-approval is delegated to an individual Committee member or members, such member or members shall present a report of his or her decisions at the next scheduled Committee meeting.

E. Relationships with the Internal Audit Function

The Committee shall:

1. be solely and directly responsible for the appointment, replacement, reassignment, or dismissal of the Company’s internal auditors;

2. establish procedures to assess the effectiveness and performance of the internal auditors;

3. discuss any significant deficiencies in the design or operation of internal controls identified by management which could adversely affect the issuers ability to record, process, summarize, and report financial data; and

4. take steps that are, in the sole judgment of the Committee, reasonable or necessary to ensure that the internal auditors are independent and the compensation and benefits allocated to the internal auditors are not subject to modification or termination without the consent of the Committee.

F. Compliance Oversight

The Committee shall:

1. establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns or issues regarding the Company’s accounting or auditing matters;

2. review any transactions with related parties and the procedures used to identify related parties;

3. annually review the Company’s Code of Business Conduct and Ethics and recommend to the Board any changes or additions, as needed;

4. in connection with its review of the Company’s Code of Business Conduct and Ethics, establish and review whistleblower procedures with respect to the protection of employees who act lawfully to provide information, cause information to be provided, or otherwise assist in an investigation of, or file, cause to be filed, testify, participate in or otherwise assist in a proceeding filed as a result of, a violation of securities laws relating to fraud against shareholders; and

5. review the Disclosure Committee Charter and recommend to management any changes or additions.

G. Audit Committee Formalities and Charter

The Committee shall:

1. review and reassess annually the adequacy of this Audit Committee Charter and recommend any changes to the Board;

2. report periodically to the Board on the Committee’s activities and findings, including any issues regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the Company’s internal auditors;

3. keep appropriate minutes of its meetings and actions taken by it, with the advice of counsel; and

4. take actions to assess its performance on an annual basis, such as retaining counsel, accountants or other consultants for the purpose of reviewing its performance.

III. Further Authority of the Committee

The Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and duties as it deems reasonable or necessary in the discharge thereof. The Committee shall be empowered to retain (and determine the funding for) independent counsel, accountants, and others to assist it in the conduct of any investigation and the Company shall provide such funding.

IV. Continuing Education

The Company is responsible for providing the Committee with educational resources related to the accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the members of the Committee in maintaining appropriate financial literacy.

V. Limitation of Committee’s Role

While the Committee is charged with the duties and responsibilities set forth in and the powers granted by this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management of the Company and the Company’s independent auditor.

APPENDIX B

NDCHEALTH CORPORATION

2005 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the NDCHealth Corporation 2005 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of NDCHealth Corporation (the “Company”), by linking the personal interests of its employees, officers and directors to those of Company stockholders and by providing its employees, officers and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, and directors.

ARTICLE 2

EFFECTIVE DATE

2.1 EFFECTIVE DATE. The Plan is an amendment and restatement of the NDCHealth Corporation Amended and Restated 2000 Long-Term Incentive Plan (the “2000 Plan”). The Plan, as amended and restated herein, shall be effective as of the date upon which it is approved by the stockholders of the Company (the “Effective Date”).

ARTICLE 3

DEFINITIONS

3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Company” means NDCHealth Corporation, a Delaware corporation.

(h) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(i) “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(j) “Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(k) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(l) “Effective Date” has the meaning assigned such term in Section 2.1.

(m) “Fair Market Value” means the fair market value of a share of Stock as determined by the Committee in good faith. Unless otherwise determined by the Committee, the Fair Market Value on any date shall be (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date.

(n) “Full Value Award” means an Award other than in the form of an Incentive Stock Option, a Non-Qualified Stock Option, or SAR, and which is settled by the issuance of Stock.

(o) “Grant Date” means the date an Award is made by the Committee.

(p) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(q) “Non-Employee Director” means a director of the Company who is not a common-law employee of the Company or an Affiliate.

(r) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(s) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(u) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

(v) “Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan.

(w) “Performance Award” means Performance Shares or Performance Units or performance-based cash awards granted pursuant to Article 9.

(x) “Performance Share” means a right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of shares of Stock to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(y) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Stock, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(z) “Plan” means the NDCHealth Corporation 2005 Incentive Plan, as amended from time to time.

(aa) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.11(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(bb) “Qualified Performance-Based Award” means an award that is either (i) a Performance Award, Restricted Stock Award, Dividend Equivalent, Other Stock-Based Award or cash incentive award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.11, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(cc) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(dd) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ee) “Retirement” in the case of an employee means termination of employment with the Company or an Affiliate after attaining a total combination of age and years of service of at least 70; provided, however, that a termination of employment prior to age 60 shall not constitute Retirement for purposes of the Plan unless the Participant shall have given 12 months advance written notice to the Company of his or her intent to retire, or the Company shall have expressly waived such prior notice. “Retirement” in the case of a Non-Employee Director of the Company means retirement of the director in accordance with the provisions of the Company’s bylaws as in effect from time to time or the failure to be re-elected or re-nominated as a director.

(ff) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(gg) “Stock” means the $.125 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(hh) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ii) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

(jj) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(kk) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith, and members of the Committee shall be entitled to indemnification and reimbursement from time to time for expenses incurred in defense of such good faith action or determination.

4.3 AUTHORITY OF COMMITTEE. Subject to Section 4.5, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a separate plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not otherwise make grants hereunder to Non-Employee Directors.

4.4. DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

4.5 DELEGATION. Notwithstanding Section 4.3, the Committee may expressly delegate to a special committee of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections 4.3(a) through (i) above, except that no delegation of its duties and responsibilities may be made with respect to Awards to eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The Committee’s delegation resolutions shall include limitations as to the number, price and other terms of Awards that can be granted by the special committee, and where appropriate, include a form of Award Agreement(s) to be used by the special committee pursuant to its delegated authority in the authorizing resolution. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of shares of Stock available for issuance to Participants under the Plan on or after the Effective Date (“Available Shares”) shall be 2,900,000 shares, which shall consist of (i) a number of shares not previously authorized for issuance under any plan, plus (ii) the number of shares remaining available for issuance under the 2000 Plan but not subject to outstanding awards as of the Effective Date, plus (iii) the number of shares subject to awards outstanding under the 2000 Plan as of the Effective Date, but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares of Stock; provided, however, that each share of Stock issued pursuant to a Full Value Award shall reduce the number of Available Shares by 1.92 shares. The maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options shall be 1,000,000 shares, subject to adjustment as provided in Section 15.1.

5.2. SHARE COUNTING.

(a) The number of Available Shares shall not be reduced to the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason without the issuance of shares of Stock.

(b) The number of Available Shares shall not be reduced to the extent that Awards are settled in cash.

(c) If the exercise price of an Option is satisfied by tendering shares of Stock to the Company (by either actual delivery or attestation), or if tax withholding requirements applicable to any award are satisfied by such a tender, only the number of shares issued in excess of the shares tendered shall be considered for purposes of determining the number of Available Shares.

(d) To the extent that the full number of shares subject to an Option is not issued upon exercise of the Option for any reason, only the number of shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Available Shares. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

(e) To the extent that any shares of Stock subject to a Full Value Award are forfeited, the number of Available Shares shall be increased by 1.92 shares for each forfeited Full Value Award share.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum fair market value (measured as of the Grant Date) of any Awards other than Options and SARs that may be granted to any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to individuals who are employees, officers or directors of the Company or an Affiliate; except that Incentive Stock Options may be granted only to Participants who are employees of the Company or a Parent or Subsidiary.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value of one share of Stock as of the date of the grant.

(b) EXERCISE PERIOD. In no event may any Option be exercisable for more than ten years from the date of its grant.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for such time, if any, as necessary to avoid variable accounting for such Option.

(e) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) LAPSE OF OPTION. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Incentive Stock Option will extend until a later date, but if an Incentive Stock Option is exercised after the dates specified in paragraphs (3) and (4) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Incentive Stock Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Incentive Stock Option after termination of employment, the Incentive Stock Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(b) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

(c) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the Grant Date and the Option expires no later than five years after the Grant Date.

(d) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) DIRECTORS. The Committee may not grant an Incentive Stock Option to a Non-Employee Director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the Grant Date.

(b) EXERCISE PERIOD. In no event may any Stock Appreciation Right be exercisable for more than ten years from its Grant Date.

(c) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement (which may include cash or shares of Stock), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or performance-based cash incentive awards to Participants on such terms and conditions as may be selected by the Committee. All Awards of Performance Awards shall be evidenced by an Award Agreement or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of shares of Stock, or the equivalent value in cash or other property, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property, including shares of Stock, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Awards that will be paid to the Participant.

ARTICLE 10

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1. GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock or Restricted Stock Units shall be evidenced by a Restricted Stock or Restricted Stock Unit Award Agreement.

10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Agreement, the Participant shall have all the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as shares of Stock are paid in settlement of the Restricted Stock Units.

10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DEFERRED STOCK UNITS

11.1 GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive shares of Stock (or the equivalent value in cash or other property) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Agreement setting forth the terms and conditions applicable to the Award.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

ARTICLE 13

OTHER STOCK-BASED AWARDS

13.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Affiliates. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years from the date of its grant (or, if Section 7.2(c) applies, five years from the date of its grant).

14.3. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.4. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.5 BENEFICIARIES. Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.6. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

14.7 ACCELERATION UPON DEATH OR DISABILITY. Unless otherwise provided in a Participant’s Award Agreement, employment agreement or other agreement with the Company, upon the Participant’s death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options. Notwithstanding the foregoing, unless otherwise provided in a Participant’s Award Agreement, employment agreement or other agreement with the Company, no Award shall accelerate pursuant to this Section 14.7 to the extent that the exercisability of such Award is contingent upon the achievement of a performance goal that has not been achieved on or prior to the Participant’s termination of employment or service.

14.8. ACCELERATION FOR ANY OTHER REASON. The Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards (other than an Award designated as a Qualified Performance-Based Award) shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

14.9 EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.7 or 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.10 RETIREMENT. Unless otherwise provided in a Participant’s Award Agreement, employment agreement or other agreement with the Company, upon the Participant’s Retirement (as defined in Section 3.1), all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Options or Stock Appreciation Rights held by the Participant shall remain exercisable until the earlier of (i) the original expiration date of the Option, or (ii) the fifth anniversary of the Participant’s Retirement. To the extent that this provision causes any Incentive Stock Options to fail to meet the requirements of Code Section 422, such Options shall be deemed to be Non-Qualified Stock Options. Notwithstanding the foregoing, unless otherwise provided in a Participant’s Award Agreement, employment agreement or other agreement with the Company, no Award shall accelerate pursuant to this Section 14.10 to the extent that the exercisability of such Award is contingent upon the achievement of a performance goal that has not been achieved on or prior to the Participant’s termination of employment or service.

14.11. QUALIFIED PERFORMANCE-BASED AWARDS.

(a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted, pursuant to this Article 14.11, to any Covered Employee shall qualify for the Section 162(m) Exemption.

(b) When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following

Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, economic value added, profit contribution, or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Profit margin (gross profit, operating profit, pre-tax profit, net income, or other measure of profit, in each case measured as a percent of revenue)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow from operations, free cash flow, or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends)

•	Return on equity

•	Return on assets

•	Return on investment

•	Market share

•	Expenses (expense management, expense ratio, unit costs, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Customer satisfaction ratings or customer retention measures

(c) Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant.

(d) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(e) Section 5.4 sets forth the maximum number of shares of Stock or dollar value of other Awards that may be granted in any one-year period to a Participant.

14.12. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Affiliates, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in shares of Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the authorization limits under Section 5.1 and 5.4 shall be increased or decreased proportionately, and the shares of Stock then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefor.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, including without limitation the Code or Section 16 of the 1934 Act.

16.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that:

(a) Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award).

(b) Except as otherwise provided in Article 15, the exercise price of any Option may not be reduced or the Option may not otherwise be repriced, directly or indirectly, without the prior approval of the stockholders of the Company.

No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 17

GENERAL PROVISIONS

17.1. NO RIGHTS TO AWARDS. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

17.2. NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

17.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law (including any foreign jurisdiction in which the Participant resides) to be withheld with respect to any taxable event arising as a result of the Plan. If shares of Stock are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

17.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.

17.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

17.14. ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

17.15. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

PROXY

NDCHEALTH CORPORATION

ATLANTA, GEORGIA

ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of NDCHealth Corporation (the “Company”), Atlanta, Georgia, hereby constitutes and appoints Walter M. Hoff or Randolph L. M. Hutto, or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 75 14th Street, Atlanta, Georgia 30309, on October 28, 2004, at 10:00 A.M., EDT (the “Annual Meeting”), or at any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated September     , 2004, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any of the nominees named herein becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

1.    ELECTION OF DIRECTORS.

On the proposal to elect the following directors to serve until the 2007 Annual Meeting of Stockholders of the Company or until his or her successor is elected and qualified:

J. Veronica Biggins                                         Terri A. Dial                                        Kurt M. Landgraf

FOR    ☐                            WITHHOLD AUTHORITY    ☐

Instructions: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

2.    NDCHEALTH CORPORATION 2005 INCENTIVE PLAN.

FOR    ☐                     AGAINST    ☐                     ABSTAIN    ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 2005 INCENTIVE PLAN

3.    STOCKHOLDER PROPOSAL REGARDING ENGAGEMENT OF INVESTMENT BANK.

FOR    ☐                     AGAINST    ☐                     ABSTAIN    ☐

THE BOARD OF DIRECTORS HAS NOT TAKEN A POSITION ON THE STOCKHOLDER

PROPOSAL AND THEREFORE IS NOT RECOMMENDING A VOTE “FOR” OR “AGAINST”

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of the director nominees, FOR the 2005 Incentive Plan, and will not be voted with respect to the Stockholder Proposal. This Proxy will be voted with discretionary authority to the proxies appointed hereby on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

Shares Held:

Signature of Stockholder

Signature of Stockholder (If Held Jointly)

Dated:                                                                                         , 2004

                                                 Month                                  Day

Please be sure to sign and date this proxy. Please sign exactly as your name appears on your stock certificate. Where shares are held jointly, each stockholder should sign. When signing as an attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF NDCHEALTH CORPORATION’S BOARD OF DIRECTORS

AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.

< Fold and Detach Here <

DETACH CARD               YOU MAY VOTE BY TELEPHONE, THE INTERNET, OR U.S. MAIL.

If you are voting by telephone or the Internet, please do not mail your proxy.

Vote By Telephone	Vote By Internet	Vote By Mail
Call Toll-Free using a Touch-Tone phone 1-800-542-1160	Access the Website and cast your vote http://www.votefast.com	Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Atlanta time on September 20, 2004, to be counted in the final tabulation.

Your control number is

Vote By Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. Atlanta time, September 20, 2004, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.